UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2020

Venator Materials PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38176	98-1373159
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Titanium House, Hanzard Drive, Wynyard Park,

Stockton-On-Tees, TS22 5FD, United Kingdom

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +44 (0) 1740 608 001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value $0.001 per share	VNTR	New York Stock Exchange

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Amendment and Restatement of Venator Materials 2017 Stock Incentive Plan

As described in Item 5.07 below, on June 18, 2020 at the 2020 Annual General Meeting of Shareholders (the “Annual Meeting”) of Venator Materials PLC (the “Company”), the Company’s shareholders approved an amendment and restatement to the Venator Materials 2017 Stock Incentive Plan (the “Plan” and as amended and restated, the “Amended and Restated Plan”) in order to, among other items, increase the number of shares reserved for issuance under the plan by 5,000,000 shares.

A summary of the Amended and Restated Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 18, 2020 (the “Proxy Statement”). That summary and the above description of the Amended and Restated Plan do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described in Item 5.07 below, at the Annual Meeting, the Company’s shareholders approved an amendment and restatement of the Company’s Amended and Restated Articles of Association (the “Articles” and as amended and restated, the “Amended and Restated Articles”) to amend and restate article 130.1 therein. The Amended and Restated Articles became effective upon approval on June 18, 2020. A copy of the Amended and Restated Articles is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)  The Annual Meeting of the Company was held on June 18, 2020.

(b)  The Company’s shareholders voted on the following proposals at the Annual Meeting and cast their votes as follows:

Proposal 1	The six nominees named below were elected to serve as directors of the board of directors, to serve until the 2021 Annual General Meeting, and the voting results were as follows:

Directors	For	Against	Abstain	Broker Non-Votes
Peter R. Huntsman	81,244,342	3,084,608	167,815	4,337,250
Simon Turner	84,189,271	152,004	155,490	4,337,250
Sir Robert J. Margetts	82,864,309	1,454,820	177,636	4,337,250
Douglas D. Anderson	82,896,772	1,422,252	177,741	4,337,250
Daniele Ferrari	84,182,460	135,065	179,240	4,337,250
Kathy D. Patrick	84,098,990	217,829	179,946	4,337,250

Proposal 2	The non-binding advisory vote to approve named executive officer compensation was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
84,007,525	330,111	159,129	4,337,250

Proposal 3	The vote to receive the U.K. audited annual report and accounts and related directors’ and auditors’ reports for the year ended December 31, 2019 was approved as set forth below.

For	Against	Abstain
88,413,618	214,496	205,901

Proposal 4	The vote to approve the Company’s directors' remuneration policy included in the directors’ remuneration report was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
84,176,287	156,716	163,762	4,337,250

Proposal 5	The non-binding advisory vote to approve the directors' remuneration report for the year ended December 31, 2019 was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
84,015,052	318,371	163,342	4,337,250

Proposal 6	The ratification of the appointment of Deloitte LLP as independent registered public accounting firm for the year ended December 31, 2020 was approved as set forth below.

For	Against	Abstain
88,224,402	448,616	160,997

Proposal 7	The vote to approve the re-appointment of Deloitte LLP as U.K. statutory auditor until the next annual general meeting at which the Company’s annual report and accounts are laid was approved as set forth below.

For	Against	Abstain
88,224,402	448,616	160,997

Proposal 8	The vote to authorize the Company’s board of directors or the Audit Committee to determine the remuneration of Deloitte LLP as U.K. statutory auditor was approved as set forth below.

For	Against	Abstain
88,260,550	404,282	169,183

Proposal 9	The vote to authorize the Company and its current or future subsidiaries to make political donations and incur political expenditure was approved as set forth below.

For	Against	Abstain
87,791,264	876,600	166,151

Proposal 10	The vote to approve the amendment and restatement of the Venator Materials 2017 Stock Incentive Plan was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
74,878,536	9,442,519	175,710	4,337,250

Proposal 11	The vote to approve the amendment and restatement of the Company’s Articles of Association was approved as set forth below.

For	Against	Abstain	Broker Non-Votes
71,069,688	13,254,707	172,370	4,337,250

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description of Exhibits

3.1	Amended and Restated Articles of Association

10.1	Amended and Restated Venator Materials 2017 Stock Incentive Plan

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENATOR MATERIALS PLC

/s/ SEAN PETTEY
Assistant Secretary

Dated: June 19, 2020